UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

October 6, 2014 (October 6, 2014)

BREITBURN ENERGY PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

On October 6, 2014, Breitburn Energy Partners LP (“Breitburn”) announced that it commenced a public offering, subject to market and other conditions, of 14,000,000 common units representing limited partner interests in Breitburn (“Common Units”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 8.01	Other Events.

In connection with Breitburn’s proposed public offering of Common Units, Breitburn is providing (i) the information below relating to QR Energy, LP (“QRE”), which is included in Amendment No. 1 to the Registration Statement on Form S-4 filed by Breitburn with the Securities and Exchange Commission (the “SEC”) on September 25, 2014 in connection with Breitburn’s proposed merger with QRE, and (ii) the updated risk factor described below. The updated risk factor should be read in conjunction with the risk factors disclosed under the heading “Risk Factors” included in Item 1A of Part I of Breitburn’s Annual Report on Form 10-K for the year ended December 31, 2013 and in Item 1A of Part II of Breitburn’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014.

QRE

Breitburn’s Reasons for the Merger

Breitburn believes the merger will create enhanced long-term value for its unitholders. Key strategic benefits include the following:

•	Basin Diversification. QRE’s assets represent a strategic presence in two prolific oil and gas producing regions where Breitburn currently does not operate — the “Ark-La-Tex” area, which includes properties located in east Texas, northern Louisiana and southern Arkansas and the Gulf Coast area, which includes properties located in southern Alabama, southeast Texas and Florida. As a result, upon the completion of the merger, Breitburn and its subsidiaries will have a more diverse asset base, which Breitburn believes will reduce geologic and geographic risks associated with its properties and current operations.

•	Long-lived Assets. QRE’s assets represent a portfolio of high quality, long-lived and mature oil and natural gas exploration and production assets with existing infrastructure, lease holdings and development prospects to drive future growth. Breitburn believes these assets will provide consistent and predictable cash flow volumes that will enable Breitburn to continue to make consistent monthly cash distributions to its unitholders.

•	Scale of Operations. Breitburn believes that the combined business will permit it to compete more effectively and facilitate future development projects and acquisitions through increased cash flow and lower cost of capital investment. As a result of this larger size, Breitburn could consider future strategic transactions that might not otherwise currently be possible.

•	Long-Term Cash Distribution Growth. Breitburn expects that the combined operations of Breitburn and QRE, taking into account the anticipated successful completion of existing and identified growth projects, will result in greater cash distributions per Breitburn common unit over the long-term than Breitburn could achieve on a stand-alone basis.

•	Financial Ratios and Credit Rating. Breitburn expects to improve a number of its financial ratios commonly used to assess its credit rating. The predominantly unit-for-unit nature of the transaction allows Breitburn to reduce leverage and strengthen its balance sheet. In addition, because size is a key contributor to credit ratings for oil and natural gas exploration and production companies, increased scale could result in improved credit ratings for the combined entity.

Overview of QRE

QRE is a Delaware limited partnership formed in September 2010 to own and exploit producing oil and natural gas properties. QRE is engaged in the acquisition, exploitation, development and production of oil and natural gas properties, and its business activities are conducted through QRE Operating, LLC, QRE’s wholly owned subsidiary through which QRE operates its properties. QRE’s properties are located in Alabama, Arkansas, Florida, Kansas, Louisiana, Michigan, New Mexico, Oklahoma and Texas.

QRE’s properties consist of mature, legacy onshore oil and natural gas reservoirs with long-lived, predictable production profiles. As of December 31, 2013, QRE’s total estimated proved reserves were approximately 109.1 MMBoe, of which approximately 77% were oil and NGLs and 85% were classified as proved developed reserves. As of December 31, 2013, QRE’s estimated proved reserves had a standardized measure of $2.0 billion. As of December 31, 2013, QRE produced from 5,668 gross (3,270 net) wells across its properties, with an average working interest of 57.7%. For the second quarter of 2014, QRE’s average daily production was approximately 20,264 Boe/d, of which approximately 71% was oil and natural gas liquids (“NGLs”).

Oil and natural gas reserve information included in this Current Report on Form 8-K is derived from QRE’s reserve report prepared by Netherland, Sewell & Associates, Inc., QRE’s independent reserve engineers for the year ended December 31, 2013, and Miller and Lents, LTD, QRE’s independent reserve engineers for the year ended December 31, 2012. The following table summarizes information about QRE’s proved oil and natural gas reserves by geographic region as of December 31, 2013 and QRE’s average net production for the year ended December 31, 2013:

	Estimated Net Proved Reserves					Production
	Oil & Cond. (MBbls)	NGLs (MBbls)	Natural Gas (MMcf)	MBoe	Standardized Measure(1) ($ millions)	Average Net Production			Producing Wells
						Boe/d	% of Total	% Oil and NGLs	Gross	Net
Ark-La-Tex	29,430.0	4,721.4	90,726.7	49,272.5	$858.6	6,799	38	59	2,486	2,161
Permian Basin	23,627.0	3,337.0	40,501.9	33,714.3	611.6	5,962	33	73	2,720	855
Gulf Coast	18,024.1	2,396.2	2,668.6	20,865.1	498.0	3,677	21	97	63	50
Mid-Continent	1,620.7	321.4	17,844.0	4,916.1	68.0	1,384	8	44	381	186
Michigan	313.5	—	—	313.5	7.2	82	—	100	18	18

Total	73,015.3	10,776.0	151,741.2	109,081.5	$2,043.4	17,904	100	71	5,668	3,270

(1)	As of December 31, 2013 QRE’s standardized measure was $2.0 billion. Because QRE is a limited partnership, QRE is generally not subject to federal or state income tax and thus makes no provision for federal or state income taxes in the calculation of its standardized measure.
(2)	On August 6, 2013, QRE closed on the acquisition of primarily oil properties located in East Texas (the “2013 East Texas Acquisition”). The production amounts in the table above include production from these oil properties from the date of the 2013 East Texas Acquisition to December 31, 2013.

QRE’s Areas of Operation

QRE operates its business in certain fields in the Permian Basin, Ark-La-Tex, Mid-Continent, Gulf Coast and Michigan areas. The table below summarizes QRE’s average net production, average sales prices by product and average production costs for the years ended December 31, 2013, 2012 and 2011 and QRE’s reserves as of December 31, 2013 and 2012 for each of its areas:

2013	Ark-La-Tex	Permian Basin	Gulf Coast	Mid-Continent	Michigan(1)	Total
Production:
Oil (MBbl)	1,127	1,297	1,174	195	30	3,823
Natural Gas (MMcf)	6,067	3,513	223	1,694	—	11,497
NGL (MBbl)	344	293	131	28	—	796
MBoe	2,482	2,176	1,342	505	30	6,535
Boe/d	6,799	5,962	3,677	1,384	82	17,904

Average sales price per unit:
Oil (per Bbl)	$100.68	$92.69	$104.29	$95.19	$90.13	$98.68
Natural gas (per Mcf)	$3.49	$3.59	$3.70	$3.75	—	$3.49
Natural gas liquids (per Bbl)	$37.40	$29.37	$52.69	$37.10	—	$36.96

Lease operating expense (per Boe)	$17.07	$21.38	$31.87	$18.44	$43.83	$21.72

Reserves:
MBoe	49,272.5	33,714.3	20,865.1	4,916.1	313.5	109,081.5
Liquids	69%	80%	98%	40%	100%	77%
Proved Developed	89%	71%	95%	100%	100%	85%
Proved Operated	100%	77%	96%	73%	100%	91%
Total Proved	45%	31%	19%	5%	—%	100%

2013 Actual Capital Expenditures (2)	$27,304	$48,380	$21,654	$1,027	$172	$98,537

2012	Ark-La-Tex	Permian Basin	Gulf Coast	Mid-Continent	Michigan(1)	Total
Production:
Oil (MBbl)	459	1,341	1,055	227	24	3,106
Natural Gas (MMcf)	7,247	4,305	211	1,712	—	13,475
NGL (MBbl)	259	333	124	27	—	743
MBoe	1,925	2,393	1,214	539	24	6,095
Boe/d	5,260	6,539	3,316	1,473	65	16,653

Average sales price per unit:
Oil (per Bbl)	$93.93	$88.01	$107.11	$91.13	$77.67	$95.52
Natural gas (per Mcf)	$2.73	$3.01	$3.09	$2.19	—	$2.76
Natural gas liquids (per Bbl)	$45.93	$38.90	$67.27	$42.11	—	$46.21

Lease operating expense (per Boe)	$12.67	$18.23	$29.93	$16.94	$31.04	$18.74

Reserves:
MBoe	48,450.0	34,778.0	10,318.3	5,196.0	367.9	99,110.2
Liquids	54%	82%	96%	49%	85%	68%
Proved Developed	74%	67%	100%	90%	100%	75%
Proved Operated	99%	74%	94%	72%	100%	88%
Total Proved	49%	35%	10%	5%	1%	100%

2011	Ark-La-Tex	Permian Basin	Gulf Coast	Mid-Continent	Michigan(1)	Total
Production:
Oil (MBbl)	185	1,120	951	238	—	2,594
Natural Gas (MMcf)	7,886	5,188	309	1,723	—	15,106
NGL (MBbl)	158	370	126	26	—	680
MBoe	1,657	2,455	1,129	551	—	5,792
Boe/d	4,540	6,726	3,093	1,509	—	15,868

Average sales price per unit:
Oil (per Bbl)	$93.48	$90.74	$108.20	$91.78	—	$97.43
Natural gas (per Mcf)	$4.02	$4.58	$4.39	$5.15	—	$4.35
Natural gas liquids (per Bbl)	$54.19	$50.81	$74.99	$49.04	—	$56.02

Lease operating expense (per Boe)	$9.79	$16.20	$35.03	$16.61	—	$18.07

(1)	Acquired through QRE’s acquisition, which closed on April 20, 2012, of primarily oil properties, almost all of which are located in the Ark-La-Tex area, from Prize Petroleum, LLC and Prize Petroleum Pipeline, LLC.
(2)	During the six months ended June 30, 2014, QRE expended $72.7 million of capital expenditures. QRE currently expects 2014 total capital spending for the growth and maintenance of its oil and natural gas properties to be approximately $182.3 million. This expectation is subject to change as conditions warrant.

Updated Risk Factor

Our operations are subject to operational hazards and unforeseen interruptions for which we may not be adequately insured.

There are a variety of operating risks inherent in our wells, gathering systems, pipelines and other facilities, such as leaks, explosions, fires, mechanical problems, natural disasters (such as earthquakes and tsunamis), loss of well control, surface spills and uncontrolled underground releases of fluids during hydraulic fracturing or other similar activities, all of which could cause substantial financial losses. Any of these or other similar occurrences could result in the disruption of our operations, substantial repair costs, personal injury or loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial revenue losses. The location of our wells, gathering systems, pipelines and other facilities near populated areas, including residential areas, commercial business centers and industrial sites, could significantly increase the level of damages resulting from these risks.

We currently possess property and general liability insurance at levels that we believe are appropriate; however, we are not fully insured for these items and insurance against all operational risk is not available to us. We are not fully insured against all risks, including drilling and completion risks that are generally not recoverable from third parties or insurance. In addition, pollution and environmental risks generally are not fully insurable. Additionally, we may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the perceived risks presented. Losses could, therefore, occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. Moreover, insurance may not be available in the future at commercially reasonable costs and on commercially reasonable terms. Changes in the insurance markets after natural disasters and terrorist attacks have made it more difficult for us to obtain certain types of coverage. There can be no assurance that we will be able to obtain the levels or types of insurance we would otherwise have obtained prior to these market changes or that the insurance coverage we do obtain will not contain large deductibles or fail to cover certain hazards or cover all potential losses. Losses and liabilities from uninsured and underinsured events and delay in the payment of insurance proceeds could have a material adverse effect on our business, financial condition, results of operations and ability to make distributions to you.

ITEM 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The unaudited consolidated balance sheets and the related consolidated statements of operations, comprehensive income, changes in partners’ capital and cash flows of QRE for the three months and six months ended June 30, 2014 and 2013, and the audited consolidated balance sheets as of December 31, 2013 and 2012 and the related consolidated statements of operations, comprehensive income, changes in partners’ capital and cash flows of QRE for each of the three years in the period ended December 31, 2013 and the related notes thereto, are attached hereto as Exhibit 99.2.

(b) Pro Forma Financial Information.

The unaudited pro forma combined balance sheet of Breitburn as of June 30, 2014, which gives effect to the merger as if it had occurred on June 30, 2014, and the unaudited pro forma combined statements of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 and the related notes thereto, which gives effect to the merger of Breitburn and QRE and certain acquisitions made by Breitburn in 2013 as if they occurred on January 1, 2013, are attached hereto as Exhibit 99.3.

(d) Exhibits.

Exhibit No.	Document

12.1	Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of Miller and Lents, Ltd.

99.1	Press Release of Breitburn Energy Partners LP dated October 6, 2014.

99.2	Unaudited consolidated balance sheets and the related consolidated statements of operations, comprehensive income, changes in partners’ capital and cash flows of QRE for the three months and six months ended June 30, 2014 and 2013, and the audited consolidated balance sheets as of December 31, 2013 and 2012 and the related consolidated statements of operations, comprehensive income, changes in partners’ capital and cash flows of QRE for each of the three years in the period ended December 31, 2013 and the related notes thereto.

99.3	Unaudited pro forma combined balance sheet of Breitburn as of June 30, 2014, which gives effect to the merger as if it had occurred on June 30, 2014, and the unaudited pro forma combined statements of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 and the related notes thereto, which give effect to the merger of Breitburn and QRE and certain acquisitions made by Breitburn in 2013 as if they occurred on January 1, 2013.

Additional Information about the Proposed Transactions and Where to Find It

In connection with Breitburn’s proposed merger with QRE (the “proposed transactions”), Breitburn has filed with the SEC a registration statement on Form S-4 that includes a prospectus of Breitburn and a proxy statement of QRE. Each of Breitburn and QRE also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus and other relevant documents filed by Breitburn and QRE with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Breitburn Investor Relations in writing at 515 S. Flower Street, Suite 4800, Los Angeles, CA 90071, or via e-mail by using the “Contact Form” located at the Investor Relations tab at www.breitburn.com or by calling (213) 225-0390; or by contacting QR Energy Investor Relations in writing at 1401 McKinney Street, Suite 2400, Houston, TX 77010, or via e-mail at ir@qracq.com or by calling (713) 452-2990.

Participants in the Solicitation

Breitburn and QRE and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Breitburn’s directors and executive officers is available in Breitburn’s proxy statement dated April 25, 2014, for its 2014 Annual Meeting of Unitholders. Information about QRE’s directors and executive officers is available in QRE’s proxy statement dated February 3, 2014, for its Special Meeting of Unitholders held on March 10, 2014. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus filed with the SEC on September 25, 2014 and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Breitburn or QRE using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that Breitburn and QRE believe to be “forward-looking statements” within the meaning of Section 21E of the Exchange Act. All statements other than historical facts, including, without limitation, statements regarding the expected benefits of the proposed transaction to Breitburn and QRE and their unitholders, the anticipated completion of the proposed transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations, are forward-looking statements. When used in this Current Report on Form 8-K, words such as we “may,” “can,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “believe,” “will” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of Breitburn, QRE or of the combined company. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: the ability to obtain unitholder, court and regulatory approvals of the proposed transaction; the ability to complete the proposed transaction on anticipated terms and timetable; Breitburn’s and QRE’s ability to integrate successfully after the transaction and achieve anticipated benefits from the proposed transaction; the possibility that various closing conditions for the transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of Breitburn or QRE; declines in oil, NGL or natural gas prices; the level of success in exploitation, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploitation and development expenditures; the ability to obtain sufficient quantities of carbon dioxide necessary to carry out enhanced oil recovery projects; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under Breitburn’s credit agreement; the ability to generate sufficient cash flows from operations to meet the internally funded portion of any capital expenditures budget; the ability to obtain external capital to finance exploitation and development operations and acquisitions; federal, state and local initiatives and efforts relating to the regulation of hydraulic fracturing; the ability to successfully complete potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; the failure of properties to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from oil and gas operations; the inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing oil and gas operations; the ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; competition in the oil and gas industry; risks arising out of hedging transactions; and other risks described under the caption “Risk Factors” in Breitburn’s and QRE’s Annual Reports on Form 10-K for the period ended December 31, 2013. Breitburn and QRE assume no obligation, and disclaim any duty, to update the forward-looking statements in this Current Report on Form 8-K to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Dated: October 6, 2014	By:	/s/ James G. Jackson
James G. Jackson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

12.1 23.1	Ratio of Earnings to Fixed Charges. Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of Miller and Lents, Ltd.

99.1	Press Release of Breitburn Energy Partners LP dated October 6, 2014.

99.2	Unaudited consolidated balance sheets and the related consolidated statements of operations, comprehensive income, changes in partners’ capital and cash flows of QRE for the three months and six months ended June 30, 2014 and 2013, and the audited consolidated balance sheets as of December 31, 2013 and 2012 and the related consolidated statements of operations, comprehensive income, changes in partners’ capital and cash flows of QRE for each of the three years in the period ended December 31, 2013 and the related notes thereto.

99.3	Unaudited pro forma combined balance sheet of Breitburn as of June 30, 2014, which gives effect to the merger as if it had occurred on June 30, 2014, and the unaudited pro forma combined statements of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 and the related notes thereto, which give effect to the merger of Breitburn and QRE and certain acquisitions made by Breitburn in 2013 as if they occurred on January 1, 2013.